UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2010

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(801) 584-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 7, 2010, we issued a press release announcing our results for the three months ended March 31, 2010.  The press release is furnished herewith as Exhibit 99.1.

We will hold a telephone conference to discuss our 2010 first quarter results on Friday, May 7, 2010 at 10:00 a.m. ET.

Call-in number for U.S. participants:	(888) 713 - 4209
Call-in number for international participants:	(617) 213 - 4863
Participant access code:	75478626

The conference call will be available via webcast and can be accessed from the investor relations portion of our website at http://www.huntsman.com.

The conference call will be available for replay beginning May 7, 2010 and ending May 14, 2010.

Call-in numbers for the replay:

Within the U.S.:	(888) 286 - 8010
International:	(617) 801 - 6888
Access code for replay:	97188446

Information with respect to the conference call, together with a copy of the press release furnished herewith as Exhibit 99.1, is available on the investor relations portion of our website at http://www.huntsman.com.

The press release includes “non-GAAP financial measures.”  Specifically, the press release refers to:

•      EBITDA

•      Adjusted EBITDA

•      Adjusted EBITDA from discontinued operations

•      Adjusted net income

•      Adjusted net income from discontinued operations

We believe that net income (loss) attributable to Huntsman Corporation is the performance measure calculated and presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”) that is most directly comparable to EBITDA, Adjusted EBITDA and Adjusted net income. We believe that income (loss) from discontinued operations is the performance measure calculated and presented in accordance with GAAP that is most directly comparable to Adjusted EBITDA from discontinued operations and Adjusted net income from discontinued operations. Additional information with respect to our use of each of these financial measures follows.

•      EBITDA is defined as net income before interest, income taxes, and depreciation and amortization. EBITDA as we use it is not necessarily comparable to other similarly titled measures of other companies.  We believe that EBITDA enhances an investor’s understanding of our financial performance and our ability to satisfy principal and interest obligations with respect to our indebtedness. However, EBITDA should not be considered in isolation or viewed as a substitute for net income, cash flow from operations or other measures of performance as defined by GAAP. Moreover, EBITDA as used herein is not necessarily comparable to other similarly titled measures of other companies due to potential inconsistencies in the method of calculation. Our management uses EBITDA to assess financial performance and debt service capabilities. In assessing financial performance, our management reviews EBITDA as a general indicator of economic performance compared to prior periods. Because EBITDA excludes interest, income taxes, depreciation and amortization, EBITDA provides an indicator of general economic performance that is not affected by debt restructurings, fluctuations in interest rates or effective tax rates, or levels of depreciation and amortization. Accordingly, our management believes this type of measurement is useful for comparing general operating performance from period to period and making certain related management decisions. EBITDA is also used by securities analysts, lenders and others in their evaluation of different companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be highly dependent on a company’s capital structure, debt levels and credit ratings. Therefore, the impact of interest expense on earnings can vary significantly among companies. In addition, the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the various jurisdictions in which they operate. As a result, effective tax rates and tax expense can vary considerably among companies. Finally, companies employ productive assets of different ages and utilize different methods of acquiring and depreciating such assets. This can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. Our management also believes that our investors use EBITDA as a measure of our ability to service indebtedness as well as to fund capital expenditures and working capital  requirements. Nevertheless, our management recognizes that there are material limitations associated with the use of EBITDA in the evaluation of our Company as compared to net income, which reflects overall financial performance, including the effects of interest, income taxes, depreciation and amortization. EBITDA excludes interest expense. Because we have borrowed money in order to finance our operations, interest expense is a necessary element of our costs and ability to generate revenue. Therefore, any measure that excludes interest expense has material limitations. EBITDA also excludes taxes. Because the payment of taxes is a necessary element of our operations, any measure that excludes tax expense has material limitations. Finally, EBITDA excludes depreciation and amortization expense. Because we use capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate revenue. Therefore, any measure that excludes depreciation and amortization expense has material limitations. Our management compensates for the limitations of using EBITDA by using it to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Our management also uses other metrics to evaluate capital structure, tax planning and capital investment decisions. For example, our management uses credit ratings and net debt ratios to evaluate capital structure, effective tax rate by jurisdiction to evaluate tax planning, and payback period and internal rate of return to evaluate capital investments. Our management also uses trade working capital to evaluate its investment in accounts receivable and inventory, net of accounts payable.

•      Adjusted EBITDA is computed by eliminating the following from EBITDA: gains and losses from discontinued operations; restructuring, impairment and plant closing (credits) costs; income and expense associated with our terminated merger with Hexion (the “Terminated Merger”) and related litigation; acquisition related expenses; losses on the sale of accounts receivable to our securitization program; unallocated foreign currency (gain) loss; certain legal and contract settlements; losses from early extinguishment of debt; extraordinary loss (gain) on the acquisition of a business; and loss (gain) on disposition of business/assets. Our management uses Adjusted EBITDA to assess financial performance in comparison to prior periods and to provide additional information regarding operational performance. Our management recognizes that the use of Adjusted EBITDA is subject to the same material limitations as are discussed with reference to EBITDA above and Adjusted EBITDA is an even more narrowly focused analytical tool that is subject to additional material limitations.

•      Adjusted EBITDA from discontinued operations is computed by eliminating the following from income (loss) from discontinued operations: income taxes; depreciation and amortization; restructuring, impairment and plant closing (credits) costs; losses on the sale of accounts receivable to our securitization program; unallocated foreign currency (gain) loss; gain on partial fire insurance settlement; and (gain) loss on disposition of business/assets. Our management uses Adjusted EBITDA from discontinued operations to assess financial performance in comparison to prior periods and to provide additional information regarding operational performance. Our management recognizes that the use of Adjusted EBITDA from discontinued operations is subject to the same material limitations as are discussed with reference to EBITDA above and Adjusted EBITDA from discontinued operations is an even more narrowly focused analytical tool that is subject to additional material limitations.

•      Adjusted net income is computed by eliminating the after tax impact of the following items from net income (loss) attributable to Huntsman Corporation: loss (income) from discontinued operations; restructuring, impairment and plant closing (credits) costs; income and expense associated with the Terminated Merger and related litigation; discount amortization on settlement financing associated with the Terminated Merger; acquisition related expenses; unallocated foreign currency (gain) loss;  certain legal and contract settlements; losses on the early extinguishment of debt; extraordinary loss (gain) on the acquisition of a business; and loss (gain) on disposition of business/assets.  Our management uses Adjusted net income (loss) to assess financial performance in comparison to prior periods and to provide additional information regarding operational performance. Our management recognizes that the use of Adjusted net income (loss) is subject to material limitations that result from the elimination of important expenses and gains.

•      Adjusted net income from discontinued operations is computed by eliminating the after tax impact of the following items from income (loss) from discontinued operations: restructuring, impairment and plant closing (credits) costs; gain on partial fire insurance settlement; and (gain) loss on the disposition of business/assets.  Our management uses Adjusted net income (loss) from discontinued operations to assess financial performance in comparison to prior periods and to provide additional information regarding operational performance. Our management recognizes that the use of Adjusted net from discontinued operations is subject to material limitations that result from the elimination of important expenses and gains.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description of Exhibits

99.1	Press Release dated May 7, 2010 regarding 2010 first quarter earnings

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION

/s/ KURT D. OGDEN
Vice President, Investor Relations

Dated: May 7, 2010

EXHIBIT INDEX

Number	Description of Exhibits

99.1	Press Release dated May 7, 2010 regarding 2010 first quarter earnings